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Exhibit 32

Section 1350 Certification

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Carlisle Companies Incorporated, a Delaware corporation (the "Company"), does hereby certify that:

        The Annual Report on Form 10-K for the period ended December 31, 2012 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: February 12, 2013	By:	/s/ DAVID A. ROBERTS
		Name:	David A. Roberts
		Title:	President and Chief Executive Officer
Dated: February 12, 2013	By:	/s/ STEVEN J. FORD
		Name:	Steven J. Ford
		Title:	Vice President and Chief Financial Officer

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  Exhibit 32
Section 1350 Certification